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                                      EXHIBIT A
                                JOINT FILING AGREEMENT
       (Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended)

       Each of the undersigned hereby agrees to be included in the filing of the Schedule 13D dated March 5, 1999 and any subsequent amendments hereto, relating to the Series A Senior Preferred Shares of New Valley Corporation, a Delaware corporation, beneficially owned by each of the undersigned.

March 5, 1999

CANYON CAPITAL ADVISORS LLC,
a Delaware limited liability company


By:    /s/ MITCHELL R. JULIS
       ------------------------
       Mitchell R. Julis
       ------------------------
       Managing Director



INDIVIDUALLY,



/s/ MITCHELL R. JULIS
--------------------------
MITCHELL R. JULIS


/s/ R. CHRISTIAN B. EVENSEN
--------------------------
R. CHRISTIAN B. EVENSEN


/s/ JOSHUA S. FRIEDMAN
--------------------------
JOSHUA S. FRIEDMAN



                                      EXHIBIT A